Exhibit (a)(1)(ii)

LETTER OF TRANSMITTAL

To Tender Shares of Class B Common Stock
(Including the Associated Preferred Share Purchase Rights)
of
METHODE ELECTRONICS, INC.
Pursuant to the Offer to Purchase
dated July 8, 2003
of
MEI INVESTMENT CORP.
a wholly owned subsidiary of
DURA AUTOMOTIVE SYSTEMS, INC.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME,

ON MONDAY, AUGUST 4, 2003, UNLESS THE OFFER IS EXTENDED.

The Depositary for the Offer is:

Wachovia Bank, N.A.

By Mail:	By Overnight Courier:	By Hand (Call for Appointment):
Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28288-1153	Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28262-1153	Corporate Actions — NC 1153 1525 West W.T. Harris Blvd. — 3C3 Charlotte, North Carolina 28288-1153 (800) 829-8432

By Facsimile:

(For Eligible Institutions Only)
(704) 590-7628

Confirm Facsimile Transmission:

(By Telephone Only)
(800) 829-8432

     ALL QUESTIONS REGARDING THE OFFER SHOULD BE DIRECTED TO THE INFORMATION AGENT, MACKENZIE PARTNERS, INC., AT ITS ADDRESS AND TELEPHONE NUMBERS AS SET FORTH ON THE BACK COVER PAGE OF THE OFFER TO PURCHASE.

      DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE FOR THE DEPOSITARY, OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

      THIS LETTER OF TRANSMITTAL AND THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

DESCRIPTION OF SHARES TENDERED
Name(s) and Address(es) of Registered Holder(s) (Please fill in, if blank, exactly as name(s) appear(s) on Share certificate(s))	Shares Tendered (Attach additional list if necessary)
	Certificate Number(s)*	Total Number of Shares Represented By Certificate(s)	Number of Shares Tendered**
Total Number of Shares
* Need not be completed by stockholders tendering by book-entry transfer.
** Unless otherwise indicated, it will be assumed that all Shares represented by any certificates delivered to the Depositary are being tendered. See Instruction 4.

      This Letter of Transmittal is to be used if certificates are to be forwarded herewith or, unless an Agent’s Message (as defined in the Offer to Purchase) is utilized, if delivery of Class B Shares (as defined below) is to be made by book-entry transfer to the Depositary’s account at The Depository Trust Company, the Book-Entry Transfer Facility, pursuant to the procedures set forth in Section 3 of the Offer to Purchase.

      Holders of outstanding shares of class B common stock, par value $0.50 per share, and the associated preferred share purchase rights (together, the “Class B Shares”), of Methode Electronics, Inc., whose certificates for such Class B Shares are not immediately available or who cannot deliver such certificates and all other required documents to the Depositary on or prior to the expiration of the offer, or who cannot complete the procedure for book-entry transfer on a timely basis, must tender their Class B Shares according to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. See Instruction 2. Delivery of documents to the Book-Entry Transfer Facility does not constitute delivery to the Depositary.

NOTE: SIGNATURES MUST BE PROVIDED BELOW

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

☐	CHECK HERE IF SHARE CERTIFICATES HAVE BEEN MUTILATED, LOST, STOLEN OR DESTROYED. SEE INSTRUCTION 9.

☐	CHECK HERE IF TENDERED SHARES ARE BEING DELIVERED PURSUANT TO A NOTICE OF GUARANTEED DELIVERY PREVIOUSLY SENT TO THE DEPOSITARY, AND COMPLETE THE FOLLOWING:

Name(s) of Tendering Stockholder(s)

Date of Execution of Notice of Guaranteed Delivery

If delivery is by book-entry transfer:

  Name of Tendering Institution

  Account Number

  Transaction Code Number

Ladies and Gentlemen:

      The undersigned hereby tenders to MEI Investment Corp., a Delaware corporation (the “Purchaser”) and an indirect, wholly owned subsidiary of Dura Automotive Systems, Inc., a Delaware corporation, the above-described shares of class B common stock, par value $0.50 per share, and the associated preferred share purchase rights (together, the “Class B Shares”), of Methode Electronics, Inc., a Delaware corporation (the “Company”), pursuant to the Purchaser’s offer to purchase all outstanding Class B Shares at $23.00 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer to Purchase dated July 8, 2003, receipt of which is hereby acknowledged, and in this Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the “Offer”). The Offer expires at 12:00 Midnight, New York City time, on Monday, August 4, 2003, unless extended as described in the Offer to Purchase (as extended, the “Expiration Date”). The Purchaser reserves the right to transfer or assign, in whole or from time to time in part, to one or more of its affiliates the right to purchase Class B Shares tendered pursuant to the Offer, but any such transfer or assignment will not relieve the Purchaser of its obligations under the Offer or prejudice your rights to receive payment for Class B Shares validly tendered and accepted for payment.

      Upon the terms and subject to the conditions of the Offer and effective upon acceptance for payment of and payment for the Class B Shares tendered herewith, the undersigned hereby sells, assigns and transfers to, or upon the order of, the Purchaser all right, title and interest in and to all the Class B Shares that are being tendered hereby (and any and all other Class B Shares or other securities issued or issuable in respect thereof on or after July 3, 2003) and appoints the Depositary the true and lawful agent and attorney-in-fact of the undersigned with respect to such Class B Shares (and all such other Class B Shares or securities), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest), to (i) deliver certificates for such Class B Shares (and all such other Class B Shares or securities), or transfer ownership of such Class B Shares (and all such other Class B Shares or securities) on the account books maintained by The Depository Trust Company (the “Book-Entry Transfer Facility”), together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of the Purchaser, (ii) present such Class B Shares (and all such other Class B Shares or securities) for transfer on the books of the Company and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such Class B Shares (and all such other Class B Shares or securities), all in accordance with the terms of the Offer.

      The undersigned hereby irrevocably appoints Lawrence Denton and David Bovee, or either of them, the attorneys and proxies of the undersigned, each with full power of substitution, to exercise all voting and other rights of the undersigned in such manner as each such attorney and proxy or his substitute shall in his sole discretion deem proper, with respect to all of the Class B Shares tendered hereby which have been accepted for payment by the Purchaser prior to the time of any vote or other action (and any and all other Class B Shares or other securities issued or issuable in respect thereof on or after July 3, 2003), at any meeting of stockholders of the Company (whether annual or special and whether or not an adjourned meeting), or otherwise. This proxy is irrevocable and is granted in consideration of, and is effective upon, the acceptance for payment of such Class B Shares by the Purchaser in accordance with the terms of the Offer. Such acceptance for payment shall revoke any other proxy granted by the undersigned at any time with respect to such Class B Shares (and all such other Class B Shares or securities), and no subsequent proxies will be given by the undersigned (and if given, will not be deemed to be effective).

      The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer the Class B Shares tendered herein (and any and all other Class B Shares or other securities issued or issuable in respect thereof on or after July 3, 2003) and that when the same are accepted for payment by the Purchaser, the Purchaser will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or the Purchaser to be necessary or desirable to complete the sale, assignment and transfer of the Class B Shares tendered hereby (and all such other Class B Shares or securities).

      All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned. Except as stated in the Offer, this tender is irrevocable.

      The undersigned understands that tenders of Class B Shares pursuant to any one of the procedures described in Section 3 of the Offer to Purchase and in the instructions hereto will constitute an agreement between the undersigned and the Purchaser upon the terms and subject to the conditions of the Offer.

      Unless otherwise indicated under “Special Payment Instructions,” please issue the check for the purchase price of any Class B Shares purchased, and return any Class B Shares not tendered or not purchased, in the name(s) of the undersigned (and, in the case of Class B Shares tendered by book-entry transfer, by credit to the account at the Book-Entry Transfer Facility). Similarly, unless otherwise indicated under “Special Delivery Instructions,” please mail the check for the purchase price of any Class B Shares purchased and any certificates for Class B Shares not tendered or not purchased (and accompanying documents, as appropriate) to the undersigned at the address shown below the undersigned’s signature(s). In the event that both “Special Payment Instructions” and “Special Delivery Instructions” are completed, please issue the check for the purchase price of any Class B Shares purchased and return any Class B Shares not tendered or not purchased in the name(s) of, and mail said check and any certificates to, the person(s) so indicated. The undersigned recognizes that the Purchaser has no obligation, pursuant to the “Special Payment Instructions,” to transfer any Class B Shares from the name of the registered holder(s) thereof if the Purchaser does not accept for payment any of the Class B Shares so tendered.

SPECIAL PAYMENT INSTRUCTIONS
(See Instructions 6, 7 and 8)

          To be completed ONLY if the check for the purchase price of Class B Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Class B Shares not tendered or not purchased are to be issued in the name of someone other than the undersigned.

Issue: ☐ check      ☐ certificates to:

Name

(Please Print)
Address

(Include Zip Code)

(Taxpayer Identification or Social Security Number)
SPECIAL DELIVERY INSTRUCTIONS
(See Instructions 6, 7 and 8)

          To be completed ONLY if the check for the purchase price of Class B Shares purchased (less the amount of any federal income and backup withholding tax required to be withheld) or certificates for Class B Shares not tendered or not purchased are to be mailed to someone other than the undersigned or to the undersigned at an address other than that shown below the undersigned’s signature(s).

Mail: ☐ check      ☐ certificates to:

Name

(Please Print)
Address

(Include Zip Code)

SIGN HERE
(Please Complete Substitute Form W-9 Below)

Signature(s) of Stockholder(s)

Dated ___________________________________________, 2003

Name(s)

(Please Print)

Address

(Include Zip Code)

Area Code and Telephone Number

(Must be signed by registered holder(2) exactly as name(s) appear(s) on stock certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by certificates and documents transmitted herewith. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, agent, officer of a corporation or other person acting in a fiduciary or representative capacity, please set forth full title and see Instruction 5.)

GUARANTEE OF SIGNATURE(S)

(See Instructions 1 and 5)
(For use only by Eligible Institutions only.
Place medallion guarantee in space below)

Name of Firm

Address

(Zip Code)

Title

Authorized Signature

Name

(Print Name)

Area Code and Telephone Number

Dated __________________________________________________________________________, 2003

SUBSTITUTE FORM W-9	Part I— Taxpayer Identification Number (TIN)— For All Accounts
Department of the Treasury Internal Revenue Service
Enter your taxpayer identification number in the appropriate box. For most individuals and sole proprietors, this is your social security number. For other entities it is your employer identification number.

Payer’s Request for Taxpayer Identification Number and Certification	NOTE: If the account is in more than one name, see the chart in the enclosed Guidelines to determine what number to enter: Social Security Number Or Employer Identification Number

If you do not have a number, see “How to Obtain a TIN” in the enclosed Guidelines.
TIN Applied for☐
Part II— For Payees exempt from backup withholding, see enclosed Guidelines
Part III Certification— Under penalties of perjury, I certify that:
(1) The number shown on this form is my correct taxpayer identification number or I am waiting for a number to be issued to me;
(2) I am not subject to backup withholding either because (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (“IRS”) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and
(3) I am a U.S. person (including a U.S. resident alien).
Certification Instructions— You must cross out item (2) above if you have been notified by the IRS that you are subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item (2) does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the Certification, but you must provide your correct TIN.

(Please Print)
Signature Date

NOTE:	FAILURE TO COMPLETE AND RETURN THIS FORM MAY RESULT IN BACKUP WITHHOLDING TAX BEING WITHHELD ON ANY PAYMENTS MADE TO YOU PURSUANT TO THE OFFER. PLEASE REVIEW ENCLOSED GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION NUMBER ON SUBSTITUTE FORM W-9 FOR ADDITIONAL DETAILS.

NOTE:	YOU MUST COMPLETE THE FOLLOWING CERTIFICATE IF YOU CHECKED THE BOX IN PART I OF THE SUBSTITUTE FORM W-9.

CERTIFICATE OF AWAITING TAXPAYER IDENTIFICATION NUMBER

I certify under penalties of perjury that a taxpayer identification number has not been issued to me, and either (1) I have mailed or delivered an application to receive a taxpayer identification number to the appropriate Internal Revenue Service Center or Social Security Administration office or (2) I intend to mail or deliver an application in the near future. I understand that if I do not provide a taxpayer identification number before the time of payment, 28% of all reportable cash payments made to me will be withheld until I provide a taxpayer identification number.

Signature Date

INSTRUCTIONS
Forming Part of the Terms and Conditions of the Offer

      1.     Guarantee of Signatures. Except as otherwise provided below, all signatures on this Letter of Transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a member of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program (STAMP), the Stock Exchange Medallion Program (SEMP) and the New York Stock Exchange, Inc. Medallion Signature Program (MSP) or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended) (each an “Eligible Institution”). Signatures on this Letter of Transmittal need not be guaranteed if such Class B Shares are tendered for the account of an Eligible Institution.

      2.     Delivery of Letter of Transmittal and Shares. This Letter of Transmittal is to be used either if certificates are to be forwarded herewith or, unless an Agent’s Message is utilized, if delivery of Class B Shares is to be made by book-entry transfer pursuant to the procedures set forth in Section 3 of the Offer to Purchase. Certificates for all physically delivered Class B Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Class B Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry transfer, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth on the front page of this Letter of Transmittal by the Expiration Date. Stockholders who cannot deliver their Class B Shares and all other required documents to the Depositary by the Expiration Date must tender their Class B Shares pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase. Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution, (ii) a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form provided by the Purchaser must be received by the Depositary by the Expiration Date and (iii) the certificates for all physically delivered Class B Shares, or a confirmation of a book-entry transfer into the Depositary’s account at the Book-Entry Transfer Facility of all Class B Shares delivered electronically, as well as a properly completed and duly executed Letter of Transmittal (or facsimile thereof or, in the case of a book-entry delivery, an Agent’s Message) and any other documents required by this Letter of Transmittal, must be received by the Depositary within three Nasdaq National Market trading days after the date of execution of such Notice of Guaranteed Delivery, all as provided in Section 3 of the Offer to Purchase.

      The method of delivery of Class B Shares and all other required documents, including through the Book-Entry Transfer Facility, is at the option and risk of the tendering stockholder, and delivery will be deemed made only when actually received by the Depositary. If certificates for Class B Shares are sent by mail, we recommend registered mail with return receipt requested, properly insured, in time to be received on or prior to the Expiration Date.

      No alternative, conditional or contingent tenders will be accepted, and no fractional Class B Shares will be purchased. By executing this Letter of Transmittal (or facsimile thereof), the tendering stockholder waives any right to receive any notice of the acceptance for payment of the Class B Shares.

      3.     Inadequate Space. If the space provided herein is inadequate, the certificate numbers and/or the number of Class B Shares should be listed on a separate schedule attached hereto.

      4.     Partial Tenders (not applicable to stockholders who tender by book-entry transfer). If fewer than all the Class B Shares represented by any certificate delivered to the Depositary are to be tendered, fill in the number of Class B Shares which are to be tendered in the box entitled “Number of Shares Tendered.” In such case, a new certificate for the remainder of the Class B Shares represented by the old certificate will be issued and sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the boxes entitled “Special Payment Instructions” or “Special Delivery Instructions,” as the case may be, on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All Class B Shares represented by certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

      5.     Signatures on Letter of Transmittal; Stock Powers and Endorsements. If this Letter of Transmittal is signed by the registered holder(s) of the Class B Shares tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the certificates without alteration, enlargement or any change whatsoever.

      If any of the Class B Shares tendered hereby is held of record by two or more persons, all such persons must sign this Letter of Transmittal.

      If any of the Class B Shares tendered hereby are registered in different names on different certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of certificates.

      If this Letter of Transmittal is signed by a person other than the registered holder(s) of the Class B Shares tendered hereby, certificates must be endorsed or accompanied by appropriate stock powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the certificates for such Class B Shares. Signature(s) on any such certificates or stock powers must be guaranteed by an Eligible Institution.

      If this Letter of Transmittal or any certificate or stock power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Purchaser of the authority of such person so to act must be submitted.

      6.     Stock Transfer Taxes. The Purchaser will pay any stock transfer taxes with respect to the sale and transfer of any Class B Shares to it or its order pursuant to the Offer. If, however, payment of the purchase price is to be made to, or Class B Shares not tendered or not purchased are to be returned in the name of, any person other than the registered holder(s), or if a transfer tax is imposed for any reason other than the sale or transfer of Class B Shares to the Purchaser pursuant to the Offer, then the amount of any stock transfer taxes (whether imposed on the registered holder(s), such other person or otherwise) will be deducted from the purchase price unless satisfactory evidence of the payment of such taxes, or exemption therefrom, is submitted herewith.

      7.     Special Payment and Delivery Instructions. If the check for the purchase price of any Class B Shares purchased is to be issued, or any Class B Shares not tendered or not purchased are to be returned, in the name of a person other than the person(s) signing this Letter of Transmittal or if the check or any certificates for Class B Shares not tendered or not purchased are to be mailed to someone other than the person(s) signing this Letter of Transmittal or to the person(s) signing this Letter of Transmittal at an address other than that shown above, the appropriate boxes on this Letter of Transmittal should be completed. Stockholders tendering Class B Shares by book-entry transfer may request that Class B Shares not purchased be credited to such account at the Book-Entry Transfer Facility as such stockholder may designate under “Special Payment Instructions.” If no such instructions are given, any such Class B Shares not purchased will be returned by crediting the account at the Book-Entry Transfer Facility designated above.

      8.     Substitute Form W-9. Under the U.S. federal income tax laws, the Depositary will be required to withhold 28% of the amount of any payments made to certain stockholders pursuant to the Offer. In order to avoid such backup withholding, each tendering stockholder, and, if applicable, each other payee, must provide the Depositary with such stockholder’s or payee’s correct taxpayer identification number and certify that such stockholder or payee is not subject to such backup withholding by completing the Substitute Form W-9 set forth above. In general, if a stockholder or payee is an individual, the taxpayer identification number is the social security number of such individual. If the Depositary is not provided with the correct taxpayer identification number, the stockholder or payee may be subject to a $50 penalty imposed by the Internal Revenue Service. Certain stockholders or payees (including, among others, all corporations and certain foreign individuals) are not subject to these backup withholding and reporting requirements. In order to satisfy the Depositary that a foreign individual qualifies as an exempt recipient, such stockholder or payee must submit a Form W-8BEN Certificate of Foreign Status to the Depositary. Such certificates can be obtained from the Depositary. For further information concerning backup withholding and instructions for completing the Substitute Form W-9 (including how to obtain a taxpayer identification number if you do not have one and how to complete the Substitute Form W-9 if Class B Shares are held in more than one name), consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

      Failure to complete the Substitute Form W-9 will not, by itself, cause Class B Shares to be deemed invalidly tendered, but may require the Depositary to withhold 28% of the amount of any payments made pursuant to the Offer. Backup withholding is not an additional federal income tax. Rather, the federal income tax liability of a person subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund may be obtained provided that the required information is furnished to the Internal Revenue Service. Failure to complete and return the Substitute Form W-9 may result in backup withholding of 28% of any payments made to you pursuant to the Offer. Please review the enclosed Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9 for additional details.

      9.     Mutilated, Lost, Stolen or Destroyed Certificates. If the certificate(s) representing Class B Shares to be tendered have been mutilated, lost, stolen or destroyed, stockholders should (i) complete this Letter of Transmittal and check the appropriate box above and (ii) contact Methode Electronics, Inc.’s transfer agent, Mellon Investor Services LLC, immediately by calling (800) 205-8301. Methode Electronics, Inc.’s transfer agent will provide such holder with all necessary forms and instructions to replace any such mutilated, lost, stolen or destroyed certificates. The stockholder may be required to give Mellon a bond as indemnity against any claim that may be made against it with respect to the certificate(s) alleged to have been mutilated, lost, stolen or destroyed. A tender will not be deemed valid until the replacement certificate and a properly completed letter of transmittal has been received by the Depositary.

      10.     Requests for Assistance or Additional Copies. Requests for assistance or additional copies of the Offer to Purchase and this Letter of Transmittal may be obtained from the Information Agent at its address or telephone numbers set forth below.

The Information Agent for the Offer is:

MacKenzie

Partners, Inc.

105 Madison Avenue

New York, New York 10016
(212) 929-5500 (call collect)

or

CALL TOLL-FREE (800) 322-2885
E-MAIL: proxy@mackenziepartners.com